EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (No. 333-146557 and No. 333-135485) on Form S-3 of GeoPetro Resources Company of our report dated April 16, 2013, relating to our audit of the consolidated financial statements, which appears in this Annual Report on Form 10-K of GeoPetro Resources Company for the year ended December 31, 2012.

/s/ Burr Pilger Mayer, Inc.
San Francisco, California
April 16, 2013